As filed with the Securities and Exchange Commission on February 4, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sterling Bancorp (Exact name of registrant as specified in its charter)	Delaware (State or other jurisdiction of incorporation or organization)	80-0091851 (I.R.S. Employer Identification No.)

400 Rella Boulevard Montebello, New York 10901 (845) 369-8040 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	Jack Kopnisky, President and Chief Executive Officer
Sterling Bancorp
400 Rella Boulevard
Montebello, New York 10901
(845) 369-8040
(Name, address and telephone number, including area
code, of agent for service)

Copies of communications to:
James J. Barresi, Esq. Squire Patton Boggs (US) LLP 221 E. 4th Street, Suite 2900 Cincinnati, Ohio 45202 (513) 361-1200	Abby E. Brown, Esq. Squire Patton Boggs (US) LLP 8000 Towers Crescent Drive, 14th Floor Tysons Corner, Virginia 22182 (703) 720-7800

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Debt Securities

Common Stock, par value $0.01 per share

Preferred Stock, par value $0.01 per share

Depositary Shares(3)

Warrants

Purchase Contracts

Units(4)

Total:

(1)
The securities of each class may be offered and sold by the Registrant and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from the Registrant, or from one or more underwriters, dealers or agents.

(2)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the entire registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis, except for $3,323.40 of fees that have already been paid and may be offset pursuant to Rule 457(p) with respect to $28,999,995.60 aggregate initial offering price of securities that were previously registered pursuant to the Registrant's Registration Statement on Form S-3 (File No. 333-179575) initially filed with the Securities and Exchange Commission on February 17, 2012 and that were not sold thereunder.

(3)
Such indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the Registrant elects to offer to the public whole or fractional interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such interests and such shares will be issued to the depositary under the deposit agreement.

(4)
Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from one another.

PROSPECTUS

400 Rella Boulevard
Montebello, New York 10901
(845) 369-8040

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units

        The securities of each class may be offered and sold from time to time by us and/or by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

        These securities will be our equity securities or unsecured obligations and will not be savings accounts, deposits or other obligations of any of our subsidiaries and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

        Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described below under the heading "Where You Can Find More Information." If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

        We may sell the securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We, our agents and any underwriters reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

        Our common stock is listed on the New York Stock Exchange under the symbol "STL." Our principal executive offices are located at 400 Rella Boulevard, Montebello, New York 10901. Our telephone number is (845) 369-8040.

        Investing in these securities involves risks. See "Risk Factors" in our Annual Report on Form 10-K for the year ended September 30, 2014, as amended, and in other documents that we subsequently file with the Securities and Exchange Commission which are incorporated by reference into this prospectus. Additional risk factors may also be set forth in any applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 4, 2015.

        The words "Sterling," "Company," "we," "our," "ours" and "us" refer to Sterling Bancorp and its subsidiaries, unless otherwise stated, and "Legacy Sterling" as used herein refers to Sterling Bancorp, a New York corporation we acquired on October 31, 2013.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission, or the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, our SEC filings are available to the public from the SEC's web site at http://www.sec.gov and through the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

        The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, until the termination of the offering:

  •
  our Annual Report on Form 10-K for the year ended September 30, 2014 filed on November 28, 2014, as amended on January 23, 2015;

  •
  the audited consolidated financial statements of Legacy Sterling as of December 31, 2012 and 2011 and for the fiscal years ended December 31, 2012, 2011 and 2010 included in Legacy Sterling's Annual Report on Form 10-K filed on February 22, 2013;

  •
  our Current Reports on Form 8-K, as filed with the SEC on November 5, 2014, November 7, 2014, December 3, 2014, January 27, 2015, as amended (excluding information furnished under Item 2.02 and the exhibit referenced thereunder), and February 3, 2015; and

  •
  the description of our common stock contained in our registration statement on Form 8-A filed on December 16, 2011 with the SEC pursuant to which our common stock was registered under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        Unless otherwise stated in the applicable reports, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated by reference.

        You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or telephoning us at the following address:

Sterling Bancorp
400 Rella Boulevard
Montebello, New York 10901
(845) 369-8040
Attn: Mr. Edward Nebb, Investor Relations Department
(203) 972-8350

1

 SECURITIES WE MAY OFFER

        We may use this prospectus to offer securities in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified. The securities of each class as described in this prospectus may also be offered and sold, from time to time, by one or more selling securityholders to be identified in the future.

        We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf and any underwriters, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

        This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Debt Securities

        We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, the "senior indenture," between us and the trustee named in the applicable prospectus supplement, as trustee. Subordinated debt securities will be issued under a separate indenture, the "subordinated indenture," between us and the trustee named in the applicable prospectus supplement, as trustee. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the "indentures." The indentures will be subject to and governed by the Trust Indenture Act of 1939. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

Common Stock

        We may sell our common stock, par value $0.01 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock and Depositary Shares

        We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

2

Warrants

        We may sell warrants to purchase our newly issued senior notes, subordinated notes, shares of our preferred stock, shares of our common stock or units. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Purchase Contracts

        We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock or common stock. The price of our debt securities or price per share of common stock or preferred stock, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish. The applicable prospectus supplement will describe the terms of any purchase contracts.

Units

        We may issue, in one more series, units comprised of two or more of the other securities described in this prospectus in any combination. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

USE OF PROCEEDS

        Unless otherwise specified in a prospectus supplement accompanying this prospectus, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes. General corporate purposes may include repayment of debt or the interest payment thereon, capital expenditures, possible acquisitions, investments, and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily until we use them for their stated purpose. We cannot predict whether the proceeds invested will yield a favorable return.

VALIDITY OF SECURITIES

        Unless otherwise indicated in the applicable prospectus supplement, some legal matters will be passed upon for us by our counsel, Squire Patton Boggs (US) LLP, Cincinnati, Ohio. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

Sterling

        The financial statements of Sterling incorporated in this prospectus by reference to Sterling's Annual Report on Form 10-K for the year ended September 30, 2014, as amended, have been so incorporated in reliance on the report of Crowe Horwath LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Legacy Sterling

        The financial statements of Legacy Sterling incorporated in this prospectus by reference to Legacy Sterling's Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of Crowe Horwath LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

3

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units

PROSPECTUS

February 4, 2015

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The estimated expenses in connection with this Registration Statement are as follows:

SEC Registration Statement filing fee	—	(1)
Accountant's fees and expenses	$100,000
Legal fees and expenses	250,000
Trustee and Depositary fees and expenses	50,000
Printing and engraving expenses	100,000
Miscellaneous	100,000

TOTAL	$600,000	(1)(2)

(1)
The Registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of any additional registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement, except for $3,323.40 of fees that have already been paid and may be offset pursuant to Rule 457(p) with respect to $28,999,995.60 aggregate initial offering price of securities that were previously registered pursuant to the Registrant's Registration Statement on Form S-3 (File No. 333-179575) and that were not sold thereunder.

(2)
Additional information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided in a prospectus supplement.

Item 15.    Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law, or DGCL, permits, under certain circumstances, the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another enterprise. To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding or in the defense of any claim, issue or matter therein, the DGCL provides that the person shall be indemnified against expenses (including attorneys' fees), actually and reasonably incurred by such person in connection therewith. With respect to a proceeding by or in the right of the corporation, such person may be indemnified against expenses (including attorneys' fees), actually and reasonably incurred, if the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. The DGCL provides, however, that indemnification shall not be permitted in such a proceeding if such person is adjudged liable to the corporation unless, and only to the extent that, the court, upon application, determines that the person is entitled to indemnification under the circumstances.

        With respect to proceedings other than those brought by or in the right of the corporation, notwithstanding the outcome of such a proceeding, such person may be indemnified against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Except with respect to mandatory indemnification of expenses to successful defendants as described in the preceding paragraph or pursuant to a court order, the indemnification described in this paragraph may be made only upon a determination in each specific case (1) by majority vote of the directors that are not parties to the proceeding, even though less than a quorum, or (2) by a committee of the directors that are not a party to the proceeding who have been appointed by a majority vote of directors who are not party to the proceeding, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        The DGCL permits a corporation to advance expenses incurred by a proposed indemnitee in advance of final disposition of the proceeding, provided that the indemnitee undertakes to repay such advanced expenses if it is ultimately determined that the person is not entitled to indemnification by the corporation. Also, a corporation may purchase insurance on behalf of an indemnitee against any liability asserted against such person in such person's designated capacity, whether or not the corporation itself would be empowered to indemnify such person against such liability. Sterling Bancorp has adopted provisions in its Certificate of Incorporation that provide for indemnification of its officers and directors to the maximum extent permitted under the DGCL, with the following exception: except for proceedings to enforce rights to indemnification, Sterling Bancorp will indemnify an indemnitee in connection with a proceeding initiated by that person only if the proceeding was authorized by the Board of Directors. As authorized by Section 102 of the DGCL, Sterling Bancorp's Certificate of Incorporation limits the liability of directors of Sterling Bancorp for monetary damages. The effect of this provision is to eliminate the rights of Sterling Bancorp and its stockholders to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in certain limited situations. This provision does not limit or eliminate the rights of Sterling Bancorp or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. This provision will not alter the liability of directors under federal securities laws. Sterling Bancorp has purchased an insurance policy that purports to insure the officers and directors of Sterling Bancorp against certain liabilities incurred by them in the discharge of their functions as such officers and directors. The foregoing descriptions are only general summaries. For additional information we refer you to the full text of our Certificate of Incorporation, filed as Exhibit 3.1 to our Current Report on Form 8-K filed on November 1, 2013.

Item 16.    Exhibits

        The exhibits filed (unless otherwise noted) as a part of this Registration Statement are as follows:

Exhibits
1.1	Form of Underwriting Agreement.*
1.2	Form of Distribution Agreement with respect to certain debt securities.*
4.1	Certificate of Incorporation of Sterling Bancorp, as amended (incorporated by reference to Exhibit 3.1 to Sterling Bancorp's Current Report on Form 8-K filed on November 1, 2013).
4.2	Bylaws of Sterling Bancorp, as amended (incorporated by reference to Exhibit 3.1 to Sterling Bancorp's Current Report on Form 8-K filed on January 27, 2015).
4.3	Form of Indenture for Senior Debt Securities (incorporated by reference to Exhibit 4.1 to Sterling Bancorp's Form S-3 Registration Statement, No. 333-179575, filed February 17, 2012).
4.4	Form of Note for Senior Debt Securities.*
4.5	Form of Indenture for Subordinated Debt Securities (incorporated by reference to Exhibit 4.3 to Sterling Bancorp's Form S-3 Registration Statement, No. 333-179575, filed February 17, 2012).
4.6	Form of Note for Subordinated Debt Securities.*

Exhibits
4.7	Form of Common Stock certificate of Sterling Bancorp (incorporated by reference to Exhibit 4.1 to Sterling Bancorp's Current Report on Form 8-K filed on November 1, 2013).
4.8	Form of Debt Securities Warrant Agreement*
4.9	Form of Debt Securities Warrant Certificate (included as part of Exhibit 4.8).*
4.10	Form of Equity Securities Warrant Agreement.*
4.11	Form of Equity Securities Warrant Certificate (included as part of Exhibit 4.10).*
4.12	Form of Purchase Contract Agreement.*
4.13	Form of Deposit Agreement.*
4.14	Form of Depositary Receipt (included as part of Exhibit 4.13).*
4.15	Form of Unit Agreement.*
4.16	Form of Unit Certificate (included as part of Exhibit 4.15).*
5.1	Opinion and consent of Squire Patton Boggs (US) LLP.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Crowe Horwath LLP.
23.2	Consent of Crowe Horwath LLP.
23.3	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
25.1	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Senior Indenture.*
25.2	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Subordinated Indenture.*

*
To be filed, if necessary, subsequent to the effectiveness of this Registration Statement by an amendment to this Registration Statement or incorporated by reference in connection with an offering of securities to a Current Report on Form 8-K.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (17 C.F.R. § 424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

        (A)  Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (17 C.F.R. § 230.424(b)) that is part of the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (17 C.F.R. § 230.424(b)(3)) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (17 C.F.R. § 230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (17 C.F.R. § 230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

        The undersigned registrant undertakes that in a primary offering of the registrant's securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (17 C.F.R. § 230.424);

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to file applications for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montebello, State of New York, on February 4, 2015.

STERLING BANCORP
By:	/s/ JACK L. KOPNISKY Jack L. Kopnisky President and Chief Executive Officer (principal executive officer)

SIGNATURE:	TITLE:	DATE:

/s/ JACK L. KOPNISKY Jack L. Kopnisky (Principal Executive Officer)	President and Chief Executive Officer	February 4, 2015
/s/ LUIS MASSIANI Luis Massiani (Principal Financial Officer and Principal Accounting Officer)	Senior Executive Vice President and Chief Financial Officer	February 4, 2015

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each undersigned director and/or officer (each, a "Signatory") of Sterling Bancorp, a corporation organized under the laws of the state of Delaware (the "Corporation"), hereby severally constitutes and appoints Jack L. Kopnisky, Luis Massiani, Louis J. Cappelli, James F. Deutsch and Burt B. Steinberg (each, an "Agent," and collectively, "Agents") or any of them, his or her true and lawful attorney-in-fact and agent for and in his or her name, place and stead, in any and all capacities, to sign, execute and affix his or her seal to, and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), this registration statement relating to the Corporation's securities on Form S-3, including specifically, but not limited to, power and authority to sign for him or her in his or her name in the capacities indicated below and any and all amendments or supplements (including post-effective amendments and prospectus supplements), with all exhibits and any and all documents required to be filed therewith or with respect thereto. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said Agents, or either of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE:	TITLE:	DATE:

/s/ ROBERT ABRAMS Robert Abrams	Director	February 4, 2015
/s/ LOUIS J. CAPPELLI Louis J. Cappelli	Director—Chairman of the Board of Directors	February 4, 2015
/s/ JAMES F. DEUTSCH James F. Deutsch	Director	February 4, 2015
/s/ NAVY E. DJONOVIC Navy E. Djonovic	Director	February 4, 2015
/s/ FERNANDO FERRER Fernando Ferrer	Director	February 4, 2015
/s/ WILLIAM F. HELMER William F. Helmer	Director	February 4, 2015
/s/ THOMAS G. KAHN Thomas G. Kahn	Director	February 4, 2015
/s/ JAMES B. KLEIN James B. Klein	Director	February 4, 2015
/s/ JACK L. KOPNISKY Jack L. Kopnisky	Director	February 4, 2015
/s/ ROBERT W. LAZAR Robert W. Lazar	Director	February 4, 2015
/s/ JOHN C. MILLMAN John C. Millman	Director	February 4, 2015
/s/ RICHARD O'TOOLE Richard O'Toole	Director	February 4, 2015
/s/ BURT B. STEINBERG Burt B. Steinberg	Director	February 4, 2015